2024 Performance Unit Award Agreement
Under the W. R. Berkley Corporation 2019 Long-Term Incentive Plan
    This 2024 Performance Unit Award Agreement (this “Agreement”), effective January 1, 2024, represents a grant of Performance Units by W. R. Berkley Corporation, to the Participant named below, pursuant to the provisions of the W. R. Berkley Corporation 2019 Long-Term Incentive Plan (as may be amended from time to time, the “Plan”). The value of the Performance Units will be determined based on the increase in the Company’s Book Value Per Share during the Performance Period, as determined below.
    Important jurisdiction-specific modifications to this Agreement are contained in Exhibit A hereto and are binding and incorporated herein. If there is any inconsistency between this Agreement and Exhibit A, Exhibit A shall govern.

The Plan, together with this Agreement and Exhibit A, provide a complete description of the terms and conditions governing the Award and the Performance Units, and constitute the entire agreement by and between the parties hereto with respect to the subject matter hereof, superseding all prior agreements, correspondence and understandings and all prior and contemporaneous oral agreements and understandings, among the parties with regard to that subject matter. If there is any inconsistency between the terms of this Agreement and/or of Exhibit A, on the one hand, and the terms of the Plan, on the other hand, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement and of Exhibit A. All capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.
The parties hereto agree as follows:
1.    General Grant Information. The individual named below has been selected to be a Participant in the Plan and receive a grant of Performance Units, as specified below (collectively, the “Award”):
    (a) Participant:
    (b) Number of Performance Units Granted:
    (c) Initial Value of Performance Units: $0.00
    (d) Date of Grant: January 1, 2024
    (e) Performance Measure: Increase in Book Value Per Share, as set forth in Section 3 below.

2.    Performance Period. The Performance Period commences on January 1, 2024, and ends on December 31, 2028; provided, however, that, in the event that the Participant dies or experiences a Qualifying Termination, the Performance Period for such Participant shall be deemed to end on December 31 of the fiscal year immediately prior to the fiscal year in which such death or Qualifying Termination occurred.
3.    Value of a Performance Unit. Each Performance Unit shall have a value determined by multiplying the Increase in Book Value Per Share by three and eight hundred fifty two thousandths (3.852), subject to a maximum value of one hundred dollars ($100.00) per Performance Unit.
4.    Eligibility for Payment of Performance Units. The Participant shall only be eligible for payment of the value of Performance Units granted under this Agreement if (a) the Participant’s employment with the Company, or the applicable Subsidiary or Affiliate, continues through the end of the Performance Period; (b) the Participant has complied with the Obligations as set forth in Section 5(d) at all times up to and including the Settlement Date; and (c) the Participant has not committed Misconduct at any time up to and including the Settlement Date. For the avoidance of doubt, if the Participant is no longer eligible for payment pursuant to this Section 4, then the Performance Units granted under this Agreement shall be immediately forfeited without payment of any consideration and the Participant shall have no further rights with respect to such Performance Units.
5.    Payout on Performance Units. (a) Except as set forth in Sections 5(b) or 8 below, the aggregate positive value, if any, of the Performance Units, based on the value of the Performance Units on the last day of the Performance Period as determined in accordance with this Agreement and subject to the maximum value set forth in Section 3 hereof, shall be paid to the Participant in cash following the last day of the Performance Period but in no event later than March 31, 2029 (also referred to as the “Settlement Date”).
    (b)    In the event of the death or Qualifying Termination of the Participant, payment of the value, if any, of the Performance Units in accordance with the terms of this Agreement shall extinguish the Company’s obligation hereunder, and the Participant shall not be entitled to any further payment or appreciation in the value of the Performance Units. In the event such payment is made due to the Participant’s death, such payment shall be made either (1) to the Participant’s designated beneficiary(ies) in the Company’s “Workday” human resources system (or any successor designation system approved by the Company), or (2) to the Participant’s estate if no beneficiary(ies) has been so designated by the Participant. Any payment upon death or any Qualifying Termination shall be made within one hundred eighty (180) calendar days following such death or Qualifying Termination; provided, however, that if such one hundred eighty (180) day period spans two separate taxable years, such payment shall be made in the later taxable year; provided further, however, that any payment hereunder (calculated as of the end of the fiscal year immediately prior to the fiscal year in which such Qualifying Termination occurred) upon a Qualifying Termination shall be delayed until the earlier of (x) June 30, 2029 and (y) such time as the Participant has also undergone a “separation from service” as defined in Treas. Reg. 1.409A-1(h), at which time such payment shall be made to the Participant according to the schedule set forth in this Section 5(b) as if the Participant had undergone such Qualifying Termination (under the same circumstances), solely for the purpose of the date of payment, on the date of such “separation from service.” Notwithstanding anything herein to the contrary, to the extent the Participant is a “specified employee” as defined in Treas. Reg. 1.409A-1(i), any payment to be made upon the Participant’s “separation from service” shall be delayed until and made upon the earlier of (i) the six (6) month anniversary of the Participant’s “separation from service” and (ii) the Participant’s death.
    (c)    Once a payment is made pursuant to Section 5(a) or (b) above or Section 8 below, the Company shall have no further obligation to make any payment hereunder.
    (d)    (1) If at any time up to or including the last day of the Relevant Period, the Participant breaches one or more of Participant’s Obligations, or agrees to enter into, or has entered into, an agreement (written, oral or otherwise) to breach one or more of Participant’s Obligations, or engages in Misconduct, then the Participant (a) shall immediately forfeit all of the Performance Units that have been granted to the Participant under this Agreement but have not been paid to him/her, and the Participant shall have no further rights with respect to such Performance Units; and (b) shall forfeit and repay to the Company, upon its demand (or, if not repaid to the Company, then the Company shall recapture from Participant), an amount equal to the total amount that has already been paid to the Participant in respect of Performance Units granted under this Agreement.
    (2) The determination whether the Participant has breached one or more of the Obligations or has engaged in Misconduct shall be made by the Committee in its sole and absolute discretion. Notwithstanding its determination that the Participant has breached one or more of the Obligations or has engaged in Misconduct, the Committee has sole and absolute discretion to determine whether and to what extent to demand forfeiture, repayment or recapture. The Committee’s exercise or nonexercise of such discretion with respect to any particular event or occurrence by or with respect to the Participant or any other recipient of Performance Units under the Plan shall not in any way reduce or eliminate the authority of the Committee to (i) determine that any event or occurrence by or with respect to the Participant constitutes breaching one or more of the Obligations or engaging in Misconduct, or (ii) determine the related date of breach of the Obligations or of Misconduct.
    (3) The Participant acknowledges and agrees that the terms set forth herein with respect to breaching one or more of the Obligations, in view of the nature of the business in which the Company is engaged, are narrowly tailored in scope (as to both the temporal and geographical limits) and reasonable and necessary in order to protect the legitimate business interests of the Company, including trade secrets, Confidential Information and relationships. The Participant acknowledges further that breaching one or more of the Obligations or engaging in Misconduct would result in irreparable injuries to the Company and would cause loss in an amount that cannot be readily quantified. The Participant further acknowledges that any amounts forfeited, repaid or recaptured hereunder do not, and are not intended to, constitute actual or liquidated damages; rather, they are a forfeiture, repayment or recapture of the financial benefit provided by the Company in exchange for Participant’s promise to comply with the terms and conditions set forth herein. In the absence of Participant’s promise to comply with the terms and conditions set forth herein, the Company would not have granted the Performance Units to Participant. Participant acknowledges it would be contrary to the interests of the Company for Participant to retain the amounts required to be forfeited, repaid to or recaptured by the Company pursuant to this Section 5, if Participant has (x) breached or agreed to breach one or more of the Obligations or (y) engaged in Misconduct. Participant acknowledges that if it breached or agreed to breach one or more of the Obligations or engaged in Misconduct it would result in corporate waste if the Participant did not forfeit and repay (and the Company did not seek recapture of) the benefits conferred hereunder. Any action or inaction by the Company with respect to enforcing the forfeiture, repayment or recapture provisions set forth herein shall not reduce, eliminate or in any way affect the Company’s right to enforce the forfeiture, repayment or recapture provisions in any other agreement with Participant or with other participants. This Agreement is in addition to and shall not supersede or preclude the Company from enforcing the terms of any separate agreement to which Participant is bound containing covenants and/or obligations on post-employment activities or its other rights under applicable law.
    (4) The Participant hereby agrees to notify the Company in writing at its principal executive office via certified mail or overnight courier (to the attention of the Senior Vice President – Human Resources of W. R. Berkley Corporation) and contemporaneously with a copy (which copy shall not itself constitute notice) via email to legalnotices@wrberkley.com within ten (10) days of commencing any employment or other service provider relationship with any company or business during the Relevant Period, specifying in reasonable detail (i) the name of such company or business and the nature of such company or business, including the lines of business in which such company or business is engaged or plans to engage during the Relevant Period, and (ii) the Participant’s position or title and the specific types of services to be provided or planned to be provided by the Participant in such position or title during the Relevant Period. Should the Participant’s planned services, position, or employer change during the Relevant Period, the Participant shall provide additional notice to the Company in the same fashion within ten (10) days of the change. The Participant hereby acknowledges that this notice requirement is reasonable and necessary for the Committee to evaluate the Participant’s compliance with the provisions of this Section 5. Furthermore, if the Participant fails to so notify the Company, the Participant may be required (at the Committee’s sole and absolute discretion) to repay to the Company (or, if not repaid to the Company, then recaptured from the Participant) the amounts described in this Section 5(d) as if the Participant had breached an Obligation during the Relevant Period.
    (e)    The Participant’s employment for purposes of Section 4(a) will not be considered to continue if his or her employment with the Company or, as applicable, its Subsidiary or Affiliate has been terminated (regardless of the reason for such termination, regardless whether the termination was at Participant’s or Participant’s employer’s prompting, and regardless whether the termination is found to be invalid or in breach of applicable employment law or of the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Committee in its sole and absolute discretion, (i) the Participant’s eligibility for payment of the Performance Units granted hereunder, if any, will terminate as of such date and will not be extended by any notice period arising under law or contract, and (ii) the Participant’s period of employment would not include any contractual notice period (except for such period of time, as determined in the Committee’s sole and absolute discretion, that the Participant is actively providing substantial services as required by the Participant’s employer during any notice period) or any period of “garden leave” or similar period arising under applicable employment laws or the terms of Participant’s employment agreement, if any.
6.    Nontransferability. The Performance Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except as otherwise expressly provided for in this Agreement and/or the Plan.
7.    Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee in its sole and absolute discretion may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement in its sole and absolute discretion, all of which shall be final and binding upon the Participant, including without limitation any determination concerning a breach of an Obligation or an instance of Misconduct.
8.    Change in Control. In the event of a Change in Control, unless otherwise specifically prohibited under applicable law or by the rules and regulations of any governmental agencies or national securities exchanges:
    (a)    With respect to each outstanding Performance Unit that is assumed or substituted in connection with a Change in Control, in the event that the Participant’s employment with the Company or, as applicable, its Subsidiary or Affiliate, is terminated (i) by the Company or such Subsidiary or Affiliate without Cause or (ii) by the Participant for Good Reason, in each case during the eighteen (18) month period following such Change in Control, the value of all Performance Units shall be determined and fixed as of the end of the fiscal year immediately preceding the fiscal year in which such termination occurs, and such value shall be paid to the Participant in accordance with, and subject to, the provisions of Sections 4 and 5 hereof. Following such termination, Performance Units shall not accrue any additional value for the fiscal year in which such termination occurs or for any subsequent fiscal years.
    (b)    With respect to each outstanding Performance Unit that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control, which shall be deemed the end of the Performance Period, the value of all

Performance Units shall be determined and fixed as of the end of the fiscal year immediately preceding the fiscal year in which such Change in Control occurs, and such value shall be paid to the Participant within ninety (90) calendar days following the date of such Change in Control; provided, however, that if such ninety (90) day period spans two separate taxable years, such payment shall be made in the later taxable year. Following such Change in Control, Performance Units shall not accrue any additional value for the fiscal year in which such Change in Control occurs or for any subsequent fiscal years.
    (c)    For purposes of this Section 8, a Performance Unit shall be considered assumed or substituted for if, following the Change in Control, the Performance Unit is assumed or substituted for with one of comparable value and remains subject to the same terms and conditions that were applicable to the Performance Units immediately prior to the Change in Control.
    (d)    For purposes of this Section 8, an event shall only constitute a Change in Control if the event constituting a Change in Control also constitutes “a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company” within the meaning of Section 409A(a)(2)(A)(v) of the Code and the regulations promulgated thereunder.
9.    Miscellaneous.
    (a)    This Agreement shall not confer upon the Participant any right to continuation of employment or engagement by the Company or any of its Subsidiaries or Affiliates, nor shall this Agreement interfere in any way with the Company’s or any Subsidiary’s or Affiliate’s right to terminate the Participant’s employment or engagement at any time. Participant agrees that he or she has entered into this Agreement voluntarily and that the Participant has not been induced to participate in the distribution of Performance Units by the Company by expectation of appointment, employment, continued appointment or continued employment or other service relationship of the Participant with the Company or one of its Affiliates or Subsidiaries. Participant recognizes and acknowledges that (i) (x) the Performance Units do not constitute wages or otherwise comprise any part of the pay or benefits as compensation for Participant’s work and (y) Participant’s employment with the Company or the applicable Subsidiary or Affiliate is not conditioned on Participant accepting this Award; rather, the Award is a separate supplemental discretionary benefit being made available to Participant in exchange for Participant’s compliance with the terms and conditions set forth herein; and (ii) this Agreement is not a covenant not to compete and that Participant is free to pursue any employment opportunities he/she may desire, in accordance with the terms of Section 4 above.
    (b)    The Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant’s rights under this Agreement.

    (c)    The Company or, as applicable, the Subsidiary or Affiliate whose employment of the Participant gives rise the Participant’s participation in the Plan, shall have the authority to deduct or withhold from any payment hereunder or from any other source of the Participant’s compensation, or may require the Participant to remit to the Company or such Subsidiary or Affiliate, before payment hereunder, an amount sufficient to satisfy federal, state, and local taxes (including Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising out of this Agreement.
    (d)    This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
    (e)    This Agreement concerns the provision of Performance Units that provide an economic interest at the time of grant in a Delaware corporation (W. R. Berkley Corporation) to further the long-term interests of the Delaware corporation. It is intended to apply in the same fashion to all participants who are receiving such an interest in the same Delaware corporation pursuant to the same form of performance unit agreement. Moreover, the Plan is governed by the laws of the State of Delaware without regard to the principles of conflicts of laws thereof. To the extent not preempted by federal law, this Agreement shall be governed by, interpreted and construed in accordance with, the laws of the State of Delaware, regardless of its conflicts of laws principles. The jurisdiction and venue for any dispute arising under, or any action brought to enforce or otherwise relating to, this Agreement will be exclusively in the courts of the State of Delaware, including the federal courts located in Delaware in the event federal jurisdiction exists. Participant hereby irrevocably consents to the exclusive personal jurisdiction and venue of the federal and state courts of the State of Delaware for the resolution of any disputes arising out of, or relating to, this Agreement and irrevocably waives any claim or argument that the courts of the State of Delaware are an inconvenient or improper forum. In any action arising under or relating to this Agreement, the court (including, as applicable, any court specified in Exhibit A) shall not have the authority to, and shall not, conduct a de novo review of any determination made by the Committee or the Company but is instead authorized to determine solely whether the determination was the result of fraud or bad faith under Delaware law.
    (f)    All obligations of the Company under the Plan and this Agreement with respect to the Performance Units shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
    (g)    The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect. If any provision of this Agreement is held to be invalid, void or unenforceable in any jurisdiction, then (i) the court shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of the invalid, void, or unenforceable provision, and shall modify the Agreement so that the scope of the provision is reduced only to the minimum extent necessary to cause the modified provision to be valid, legal and enforceable, and (ii) such substitution or modification shall not affect the remainder of the provisions or their enforceability, including in jurisdictions other than the one of the court making the substitution or modification, or as to other participants in the Plan or other agreements under the Plan.
    (h)    By accepting this Award or any other benefit under the Plan, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.
    (i)    TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTICIPANT, EVERY PERSON CLAIMING UNDER OR THROUGH THE PARTICIPANT, AND THE COMPANY HEREBY WAIVE AND RELEASE ANY CLAIM UNDER FEDERAL, STATE OR LOCAL LAW THEY HAVE OR MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE PLAN OR THIS AGREEMENT OR ANY ACTIONS TAKEN OR DETERMINATIONS MADE UNDER THE PLAN OR THIS AGREEMENT.
(j) Except as required in Section 5(d)(4), every notice required pursuant to this Agreement shall be in writing and shall be delivered via certified mail or overnight courier to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices by the Participant to the Company shall be mailed or delivered as herein provided to the Company at its principal executive office to the attention of the Senior Vice President – Human Resources of W. R. Berkley Corporation (and contemporaneously with a copy (which copy shall not itself constitute notice) via email to legalnotices@wrberkley.com), and all notices by the Company to the Participant may be given to the Participant personally or may be mailed or delivered as provided herein to Participant at the Participant’s last known address, as reflected in the Company’s records.
(k)     Definitions.
(i) “Affiliate” shall mean an “Affiliate” of the Company as such term is defined in Rule 12b-2 of the General Rules and Regulations of the Securities and Exchange Act of 1934, as amended from time to time, and any successor act thereto.
(ii)    “Agreement” has the meaning set forth in the Recitals.
(iii) “Award” has the meaning set forth in Section 1 above.
(iv) “Beginning Book Value Per Share” means $32.37.

        (v)    “Book Value Per Share” as of the end of any fiscal year shall be equal to the quotient of X divided by Z, where X is equal to the sum of A, B, C, D and E minus the sum of F, G and H, and Z is equal to the sum of W plus Y: [((A+B+C+D+E)-(F+G+H)) ÷ (W+Y)]. For purposes of this calculation,
(A) shall be equal to the Company’s total common stockholders’ equity as of the end of such fiscal year, as determined in accordance with generally accepted accounting principles and reported in the Company’s audited financial statements,
(B) shall be equal to the cumulative after-tax expense of the Company from January 1, 2024 through the end of such fiscal year arising from all the grants made under the Plan,
(C) shall be equal to the cumulative cash dividends on the Company’s common stock declared from January 1, 2024 through the end of such fiscal year,
(D) shall be equal to the cumulative cost of the Company’s common stock repurchased by the Company from January 1, 2024 through the end of such fiscal year,
(E) shall represent imputed interest on the cost of the Company’s common stock repurchased by the Company and the amount of special dividends (any dividend other than the regular quarterly cash dividend) paid by the Company during the Performance Period. Such interest shall be imputed on such repurchases and special dividends from the first day of the quarter following such repurchases and special dividends to the end of the Performance Period. The imputed interest rate shall be equal to the average annual Increase in Book Value Per Share for the Performance Period, before consideration of this subsection E,
(F) shall be equal to the Company’s accumulated other comprehensive income as of the end of such fiscal year,
(G) shall be equal to the cumulative unrealized gains and losses, net of tax, on equity securities (other than securities of consolidated subsidiaries or securities accounted for on the equity method) reported in retained earnings at the end of such fiscal year as a result of Accounting Standards Update 2016-01,
(H) shall be equal to the cumulative allowance for credit losses, net of tax, on applicable assets reported in retained earnings at the end of such fiscal year as a result of Accounting Standards Update 2016-13,
(W) shall be equal to the number of shares of the Company’s common stock issued and outstanding, net of treasury shares, as of the end of such fiscal year, and
(Y) shall be the cumulative number of shares of the Company’s common stock repurchased by the Company from January 1, 2024 through the end of such fiscal year.

Book Value Per Share shall be calculated without taking into account any forward or reverse split of the Company’s common stock or any stock dividend declared on the Company’s common stock and there shall be no adjustment to the number of Performance Units granted hereunder in either event. Notwithstanding anything herein to the contrary the formula to determine Book Value Per Share may be further modified to take into account any factor set forth in Section 7.2 of the Plan.
        (vi)    “Cause” means “Cause” as defined in any active employment agreement between the Participant and the Company or any Subsidiary or Affiliate, as applicable, or, in the absence of any such definition, means the occurrence of any one of the following events, in each case as determined in the Committee’s sole and absolute discretion: (A) fraud, personal dishonesty, embezzlement or acts of gross negligence or gross misconduct on the part of the Participant in the course of his or her employment or services, (B) the Participant’s engagement in conduct that is materially injurious to the Company, a Subsidiary or an Affiliate, (C) the Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the Company’s or a Subsidiary’s or an Affiliate’s reputation or business; (D) public or consistent drunkenness by the Participant or his or her illegal use of narcotics which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company, a Subsidiary or an Affiliate or which impairs, or could reasonably be expected to impair, the performance of the Participant’s duties to the Company, a Subsidiary or an Affiliate; (E) willful failure by the Participant to follow the lawful directions of a superior officer; or (F) the Participant’s continued and material failure to fulfill his or her employment obligations to the Company or any Subsidiary or Affiliate.
(vii) “Client” means any insured, agent, broker, producer or other intermediary to or through whom the Company or any Subsidiaries or Affiliates provides insurance or reinsurance or related services.
(viii) “Committee” means the Compensation Committee of the Board of Directors of the Company, or any other committee designated by such Board to administer the Plan. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors of the Company.
(ix) “Company” means W. R. Berkley Corporation, a Delaware corporation, and any successor thereto as provided in Section 14 of the Plan.
(x) “Confidential Information” means an item of information or a compilation of information, in any form (tangible or intangible), related to the business of the Company or of a Subsidiary or Affiliate that the Company or such Subsidiary or Affiliate has not made known to the general public or authorized disclosure to the general public, and that is not generally known to the public through proper means, including but not limited to:

(A)underwriting premiums or quotes, pricing models and formulas, projections, income and receipts, claims records and levels, renewals, proprietary policy wording and terms, underwriting guidelines, reinsurance terms and conditions, profit commissions, agreements, and terms of any agency/broker relationships;
(B)operating unit or other business performance records, loss ratios, projections and forecasts;
(C)price-sensitive information and business strategies including acquisition and divestiture plans;
(D)technical information, including computer programs, reports, interpretations, forecasts, corporate and business plans and accounts, business methods, models, analyses, financial details, projections and targets;
(E)remuneration and confidential personnel details concerning other employees or contractors of the Company or any Subsidiary or Affiliate;
(F)planned products, planned services, marketing surveys, research reports, market share and pricing statistics, budgets, and planned and actual fee levels;
(G)computer passwords, the contents of any databases, tables, internal templates, know–how, and training documents or materials;
(H)commissions, commission charges, pricing policies and all information about research and development and clients’ needs and agreements; and
(I)the Company’s, and its Subsidiaries’ and Affiliates’, Clients’ or Prospective Clients’ names and contact information, non-public information about the nature of such Clients’ or Prospective Clients’ business operations, such Clients’ or Prospective Clients’ requirements for services supplied by or through the Company or its Subsidiaries and Affiliates, and all confidential aspects of such Clients’ or Prospective Clients’ relationships with the Company and its Subsidiaries and Affiliates, including the terms of any agreements with the Company and its Subsidiaries and its Affiliates.
Participant acknowledges that in the course of performing services for the Company and/or its Subsidiaries and Affiliates, the Participant has had and will have access to Confidential Information. For the avoidance of doubt, Confidential Information does not include information about unlawful acts in the workplace (such as harassment or discrimination) that Participant is permitted to disclose pursuant to applicable law, provided that Participant has a good faith and reasonable belief at the time of such disclosure that such act is unlawful.
(xi) “Covered Business Partner” means any person, concern or entity (including, without limitation, any Client) as to which Participant, or persons supervised by Participant, had business-related contact or received, learned or had regular access to Confidential Information during the most recent two years of Participant’s employment with the Company or its Subsidiaries or Affiliates or such shorter period of time as employed (the “Look Back Period”).

        (xii)    “Disability” means the inability of the Participant to continue to perform services for the Company or any Subsidiary or Affiliate, as applicable, on account of his or her total and permanent disability as determined by the Company, but subject to review by the Committee in its sole and absolute discretion.
        (xiii)    “Ending Book Value Per Share” means the highest Book Value Per Share determined as of the end of each fiscal year in the Performance Period.
        (xiv)    “Good Reason” means “Good Reason” as defined in any active employment agreement between the Participant and the Company or any Subsidiary or Affiliate, as applicable, or, in the absence of any such definition, means the occurrence of any one of the following events (unless the Participant agrees in writing that such event shall not constitute Good Reason), in each case as determined in the Committee’s sole and absolute discretion: (A) a material reduction in the Participant’s duties or responsibilities from those in effect immediately prior to a Change in Control; (B) a material reduction in the Participant’s base salary below the levels in effect immediately prior to a Change in Control; or (C) relocation of the Participant’s primary place of employment to a location more than fifty (50) miles from its location, and further from the Participant’s primary residence, immediately prior to a Change in Control; provided, however, that with respect to any Good Reason termination, the Participant gives the Company, or the Subsidiary or Affiliate by which the Participant is employed, not less than thirty (30) days’ written notice (within sixty (60) days of the occurrence of the event constituting Good Reason) of the Participant’s intention to terminate the Participant’s employment for Good Reason, and states in detail in such notice the particular act or acts, or failure or failures to act, that constitute(s) the grounds on which the proposed termination for Good Reason is based, and such termination shall be effective at the expiration of such thirty (30) day notice period only if during such period the Company has not fully cured such act or acts or failure or failures to act that otherwise would constitute Good Reason. Further, any provision in this definition to the contrary notwithstanding, in order to constitute a termination for Good Reason, such termination must occur within six (6) months of the initial existence of the applicable condition.
(xv)    “Increase in Book Value Per Share” means the amount, if any, by which the Ending Book Value Per Share exceeds Beginning Book Value Per Share for the Performance Period.
(xvi) “Look Back Period” has the meaning set forth in Section 9(k)(xi) above.
(xvii)    “Misconduct” means the Participant’s engagement, during the Relevant Period, in an act which would, in the sole and absolute discretion of the Committee, constitute fraud that could be punishable as a crime, or embezzlement against either the Company, any Subsidiary or any Affiliate.
(xviii)    “Obligations” means to not, either directly or indirectly, whether as an employee, consultant, independent contractor, partner, joint venturer or otherwise, during the Relevant Period: (A)  for a Participant employed by, or was previously employed by, the Company, engage in or direct any business activities which are competitive with any business activities conducted, managed or supported by the Company, in or directed into any geographical area (x) where the Participant had responsibilities on behalf of the Company, or about which the Participant received or had regular access to Confidential Information and (y) in which the Company conducts, manages or supports business activities during all of or part of the Relevant Period; (B)  for a Participant employed by, or was previously employed by, Affiliates or Subsidiaries of the Company, engage in or direct any business activities which are competitive with any business activities conducted, managed or supported by such Affiliate or Subsidiary, in or directed into any geographical area (x) where the Participant had responsibilities on behalf of the Affiliate or Subsidiary, or about which the Participant received or had regular access to Confidential Information and (y) in which the Affiliate or Subsidiary conducts, manages or supports business activities during all of or part of the Relevant Period; (C) on behalf of any person or entity engaged in business activities competitive with the business activities of the Company or any Subsidiary or Affiliate, solicit or induce, or in any manner attempt to solicit or induce, any person to terminate such person's employment with the Company, Subsidiary or Affiliate (provided that Participant worked with or supervised such person or Participant learned Confidential Information about such person); (D) divert, or in any manner attempts or assists others to divert, any Covered Business Partner from doing business with the Company or any Subsidiary or Affiliate, or attempt to induce any Covered Business Partner to cease being a Client of the Company, Subsidiary or Affiliate; (E) solicit, or in any manner attempts or assists others to solicit, a Covered Business Partner to do business with a competitor or prospective competitor of the Company or any Subsidiary or Affiliate; or (F) disclose, misappropriate, make use of, or attempt or assist others to make use of or misappropriate, property or Confidential Information of the Company or any Subsidiary or Affiliate, other than in the course of the performance of services to and for the benefit of, or at the direction of, the Company, Subsidiary or Affiliate.
(xix) “Performance Period” has the meaning set forth in Section 2 above.
(xx) “Performance Unit” means each unit of the Award granted to a Participant, as described in this Agreement and the Plan.
(xxi) “Plan” has the meaning set forth in the Recitals.
(xxii) “Prospective Client” means any person, concern or entity (including, without limitation, any potential insured, agent, broker, producer or other intermediary) with whom or which the Committee determines in its sole and absolute discretion that Participant knew or should have known that the Company or any of its Subsidiaries or Affiliates has been in negotiations during the Look Back Period to provide insurance or reinsurance or related services.
(xxiii)    “Qualifying Termination” means the termination of the Participant’s employment with the Company and all Subsidiaries and Affiliates prior to the end of the Performance Period as a result of: (i) Disability or Retirement; (ii) an action by the Company or a

Subsidiary or Affiliate, as applicable, for any reason other than Cause; or, (iii) following a Change in Control, an action by the Participant for Good Reason.
(xxiv)    “Relevant Period” means the period beginning on the date of Participant’s commencement of employment with the Company or the applicable Affiliate or Subsidiary and ending on the second anniversary of the Settlement Date.
    (xxv)    “Retirement” means the Participant’s retirement from service with the Company and all Subsidiaries and Affiliates with either (1) the consent of the Executive Chairman of the Board, President or Chief Executive Officer of the Company or (2) the written consent of the Committee.
    (xxvi)    “Settlement Date” means the date on which the value of the Performance Units is actually paid to the Participant.
(xxvii) “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
    10.    Counterparts and Signatures. This Agreement may be signed in counterparts, each of which shall be an original, and all of which shall be construed together as a single instrument. This Agreement may be signed with electronic or facsimile signatures, and the instrument or a counterpart of the instrument so signed shall be an original with the same validity and effect as one with a physical signature.
    11.    Protected Conduct. Nothing in this Agreement (a) with respect to an event that Participant reasonably and in good faith believes at the time of reporting is a violation of law, prohibits the Participant from reporting such event in confidence to the relevant law-enforcement agency (such as the Securities and Exchange Commission or Department of Labor) or requires notice to or approval from the Company before doing so, (b) prohibits the Participant from cooperating in an investigation conducted by such a government agency, or (c) prohibits Participant from discussing or disclosing information about unlawful acts in the workplace as permitted under applicable law which Participant reasonably and in good faith believes at the time of disclosure to be unlawful. Further Participant is hereby advised that under the Defend Trade Secrets Act of 2016 (DTSA), no individual will be held criminally or civilly liable under federal, state or local trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (ii) is made in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal. Also, the DTSA further provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. To the extent that the Participant is covered by Section 7 of the National Labor Relations Act (NLRA) because the Participant is not in a supervisor or management role, nothing in this Agreement shall be construed to prohibit the Participant from using information the Participant acquires regarding the wages, benefits, or other terms and conditions of employment at the Company or its Subsidiary or Affiliate for any purpose protected under the NLRA.
[Signatures to appear on following page]

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of January 1, 2024.
    W. R. Berkley Corporation

    By:    __________________________
Name:
    Title:

        ______________________________
    Participant

EXHIBIT A

JURISDICTION SPECIFIC MODIFICATIONS

As used in this Exhibit A, the term “Company” includes W. R. Berkley Corporation and all of its Subsidiaries and Affiliates.

The inclusion of state law references in this Exhibit A does not mean that this Agreement constitutes a non-competition agreement. The following provisions are applicable to the extent that a court of competent jurisdiction determines that the Obligations in this Agreement constitute a non-competition agreement or are otherwise prohibited by law.

I. States of the United States of America

A.    All States. The Participant is advised to consult with an attorney prior to accepting the Award under this Agreement.    The Obligations set forth in this Agreement are consideration for the benefits granted to the Participant hereunder and are designed, among other things, to protect the Company’s trade secrets. Participant has been provided a minimum of 14 days to review this Agreement before accepting its terms and conditions. This Agreement does not apply to the extent that Participant is not compensated in an amount exceeding any applicable minimum wage threshold established by the state in which Participant primarily resides and works or as otherwise provided by law.

B.    California. For so long as the Participant is employed in California: (i) no provision or requirement of this Agreement will be applied, construed or interpreted in a manner contrary to the express public policy of the State of California; (ii) the Obligations in Sections 9(k)(xviii)(A) and (B) shall not apply after termination of Participant’s employment with the Company or any of its Affiliates; (iii) Sections 9(k)(xviii)(D) and (E) shall be limited to situations where the Participant is aided in his or her conduct by the Participant’s use or disclosure of trade secrets (as defined by applicable law); (iv) Section 9(i) shall not apply; and (v) the word “Delaware” shall be replaced with “California” in the fourth, fifth and sixth sentences of Section 9(e).

C.    Colorado. For so long as Participant primarily resides and works in Colorado and is subject to the laws of Colorado, (i) the Obligations in Sections 9(k)(xviii)(A) and (B) shall only apply post-employment to protect the Company’s and its Affiliates’ trade secrets and if Participant’s annualized earnings from the Company or its Affiliates at the time Participant executes this Agreement and at the time Sections 9(k)(xviii)(A) or (B) are enforced exceed the greater of $101,250.00 per year or the threshold amount for highly compensated workers adjusted by the Colorado Division of Labor Standards and Statistics; (ii) the Obligations in Sections 9(k)(xviii)(D) and (E) shall only apply post-employment to protect the Company’s and its Affiliates’ trade secrets and if Participant’s annualized earnings from the Company or its Affiliates at the time Participant executes this Agreement and at the time Sections 9(k)(xviii)(D) or (E) are enforced exceed the greater of $60,750.00 per year or the threshold amount for highly compensated workers adjusted by the Colorado Division of Labor Standards and Statistics; and (iii) the definition of “Confidential Information” in Section 9(k)(x) shall exclude information that arises from Participant’s general training, knowledge, skill, or experience, whether gained on the job or otherwise.

D.    Illinois. For so long as Participant primarily resides and works in Illinois and is subject to the laws of Illinois: (i) the Obligations in Sections 9(k)(xviii)(A) and (B) shall only apply post-employment if Participant’s annualized earnings from the Company or its Affiliates at the time Participant executes this Agreement exceed (a) $75,000.00 or (b) if Participant executes this Agreement after January 1, 2027, $80,000.00 per year; (ii) if Participant’s employment is terminated or furloughed as the result of business circumstances or governmental orders related to the COVID-19 pandemic or under circumstances that are similar to the COVID-19 pandemic, the Obligations in Sections 9(k)(xviii)(A) and (B) shall not apply unless the Company or its Affiliates compensates Participant equivalent to Participant’s base salary at the time of termination for the period of enforcement less compensation earned through subsequent employment during the period of enforcement. Participant agrees that this Performance Unit grant is independent consideration for the Obligations.

E.    Massachusetts. For so long as Massachusetts General Laws Part I Title XXI Chapter 149 Section 24 L applies to the obligations of Participant under this Agreement: (i) the Obligations in Sections 9(k)(xviii)(A), (B), (D) and (E) will only apply within any geographical area (x) where Participant had responsibilities on behalf of the Company or its Affiliates (as appropriate) or about which Participant received Confidential Information during the Look Back Period and (y) in which the Company or its Affiliates (as appropriate) is engaged in business; (ii) Sections 9(k)(xviii)(A) and (B) are further limited to situations where Participant is performing services that are the same as or similar in function or purpose to the services Participant performed for the Company or its Affiliates (as appropriate) during the Look Back Period and are not enforceable if the Participant has been terminated without Cause or laid off; (iii) the fifth and sixth sentences of Section 9(e) are amended to replace “Delaware” with “Massachusetts”; and (iv) this Agreement is amended to add the following new Section 12:
SECTION 12. The Company and Participant agree that the grant of Performance Units to Participant is fair and reasonable consideration for the obligations of Participant in this Agreement. The Company and Participant agree that the grant of Performance Units is consideration for the Participant’s compliance with the Obligations under Section 5(d) and Sections 9(k)(xviii)(A) and (B) (as applicable) of this Agreement (as such Obligations are modified by Exhibit A hereto) during the duration of such Obligations. For the avoidance of doubt, Participant has the right to consult with an attorney prior to accepting this Award. Participant acknowledges that Participant has been given at least ten business days to accept this Award.

F.    North Dakota. For so long as the Participant resides in and is subject to the laws of North Dakota: (i) no provision or requirement of this Agreement shall be construed or interpreted in a manner contrary to the express public policy of the State of North Dakota; (ii) the

Obligations in Sections 9(k)(xviii)(A) and (B) shall not apply after termination of Participant’s employment with the Company or any of its Affiliates; (iii) Sections 9(k)(xviii)(D) and (E) shall be limited to situations where the Participant is aided in his or her conduct by the Participant’s use or disclosure of trade secrets (as defined by applicable law); and (iv) the last sentence of Section 5(d)(4) shall not apply and the remainder of Section 5(d)(4) shall apply.

G.    Oklahoma. For so long as the Participant resides in and is subject to the laws of Oklahoma: (i) the Obligations in Sections 9(k)(xviii)(A) and (B) shall not apply after termination of Participant’s employment with the Company or any of its Affiliates, and (ii) “Covered Business Partner” means any individual, company, or business entity (including, without limitation, any Client) with which the Company or its Affiliates has transacted business within the Look Back Period and with which the Participant, or persons supervised by the Participant, had material business-related contact or about which the Participant had access to Confidential Information during the Look Back Period.

H.    Puerto Rico. For so long as Participant primarily resides and works in the Commonwealth of Puerto Rico (“Puerto Rico”) and is subject to the laws of Puerto Rico: (i) the Obligations in Sections 9(k)(xviii)(A) and (B) shall only apply up to one year following such termination of employment with the Company in any geographical area within Puerto Rico where Participant had responsibilities on behalf of the Company or its Affiliates or where Participant received Confidential Information during the one-year period prior to the termination of employment with the Company or its Affiliates; (ii) Sections 9(k)(xviii)(A) and (B) are further limited to situations where Participant is performing services that are the same as or similar in function or purpose to the services Participant performed for the Company or its Affiliates (as appropriate), or that call for the application of the same or similar specialized knowledge or skills as those utilized by Participant in the services Participant provided to the Company or its Affiliates (as appropriate), during the one-year period prior to the termination of  Participant’s employment with the Company or its Affiliates; (iii) Section 9(k)(xi) is amended to read as follows: “Covered Business Partner” shall mean any person, concern or entity (including, without limitation, any Client) with respect to whom Participant did business on behalf of the Company or any of its Affiliates, who were personally served by Participant, or as to which Participant received or learned of Confidential Information, in each case during the most recent two years of Participant’s employment with the Company or any of its Affiliates, or such shorter period of time as employed (the “Look Back Period”); and (iv) this Agreement is amended to add the following new Section 12:
“SECTION 12. The Company and Participant agree that the grant of the Performance Units to Participant is fair and reasonable consideration for the Participant’s compliance with the Obligations under Section 5(d) and Section 9(k)(xviii) of this Agreement (as such Obligations are modified by Exhibit A hereto). Participant acknowledges that Participant has been advised that Participant has the right to consult with an attorney prior to accepting this Award.”

I.    Virginia. For so long as Participant primarily resides and works in Virginia and is subject to the laws of Virginia: (i) the Obligations in Sections 9(k)(xviii)(A) and (B) shall only apply post-employment if Participant’s average weekly earnings from the Company or its Affiliates over the 52 weeks immediately preceding the date of termination of Participant’s employment exceeds the average weekly wage of the Commonwealth of Virginia as determined by the Virginia Employment Commission ($1,343 in 2023); and (ii) the Obligations in Sections 9(k)(xviii)(D) and (E) shall not apply post-employment if Participant does not initiate contact with or solicit a Covered Business Partner.

J.    Washington. For so long as Participant primarily resides and works in Washington and is subject to the laws of Washington: (a) the Obligations in Sections 9(k)(xviii)(A) and (B) shall only apply post-employment if Participant’s annualized earnings from the Company or its Affiliates at the time Participant executes this Agreement exceed $116,593.14 per year (adjusted annually in accordance with Section 5 of Washington HP 1450); (b) the Obligations in Sections 9(k)(xviii)(A) and (B) shall not be enforced against Participant if Participant is terminated from employment without cause or if Participant is laid off unless the Company or its Affiliates pays the Participant during the two year period following Participant’s termination an amount equal to the Participant’s base salary at the time of termination less any compensation earned by Participant during such two year period; and (c) the fourth, fifth and sixth sentences of Section 9(e) shall not apply. Participant further understands that for the limited purposes of the application of Sections 9(k)(xviii)(A) and (B), “cause” to terminate Participant’s employment exists if Participant has (i) committed, admitted committing, or plead guilty to a felony or crime involving moral turpitude, fraud, theft, misappropriation, or dishonesty, (ii) violated a material term of this Agreement or Company or its Affiliates policy, (iii) engaged in insubordination, or failed or refused to perform assigned duties of Participant’s position despite reasonable opportunity to perform, (iv) failed to exercise reasonable care and diligence in the exercise of Participant’s duties for the Company or its Affiliates, or (iv) engaged in conduct or omissions that Participant knew, or should have known (with the exercise of reasonable care), would cause, or be likely to cause, harm to the Company or its Affiliates or its reputation in the business community. Participant agrees that this grant of Performance Units is independent consideration for Participant’s compliance with the Obligations.

II. Countries Other than the United States of America

A.    Argentina. For an Argentinian resident, for so long as the Participant resides in Argentina and is subject to the laws of Argentina:
(i)Section 9(e) shall be deleted in its entirety and replaced with the following:

“(e) This Agreement shall be construed and interpreted in accordance with the laws of Argentina. The Participant hereby irrevocably consents to the exclusive personal jurisdiction of the Argentine courts for the resolution of any disputes arising out of, or relating, to this Agreement.”
(ii)     This Agreement shall not be effective unless the Participant physically signs an original Agreement.

B.    Australia. For an Australian resident, for so long as the Participant resides in Australia and is subject to the laws of Australia:

(i)Section 9(e) shall be deleted in its entirety and replaced with the following:

“(e) This Agreement shall be construed and interpreted in accordance with the laws of the State of New South Wales in Australia. The Participant hereby irrevocably consents to the personal jurisdiction of the federal and state courts of the State of New South Wales in Australia for the resolution of any disputes arising out of, or relating to, this Agreement.”

(ii)The provisions in “Addendum for Australia, Canada, Hong Kong and Singapore” set forth below shall be applicable.
C.    Canada. For a Canadian resident, for so long as the Participant resides in Canada and is subject to the laws of Canada:
    The provisions in “Addendum for Australia, Canada, Hong Kong and Singapore” set forth below shall be applicable.

D.    Colombia. For a Colombian resident, for so long as the Participant resides in Colombia and is subject to the laws of Colombia:
The Participant agrees that the Performance Units rights derived from this Agreement are not consideration for the services rendered by the Participant in Colombia. For this Agreement to be effective, the Participant must enter into a local agreement, governed by Colombian laws, with the Participant’s current employer in which the Participant agrees to the statement in the prior sentence.

E.    Hong Kong. For a Hong Kong resident, for so long as the Participant resides in Hong Kong and is subject to the laws of Hong Kong:

(i)Section 6 shall be deleted in its entirety and replaced with the following:

SECTION 6. Non-Transferability. (a) Subject to Section 6(b) below and except as specifically consented to by the Committee, the Participant may not sell, transfer, pledge, or otherwise encumber or dispose of the Performance Units other than by will, the laws of descent and distribution, or as otherwise provided for in the Plan.

(b) Notwithstanding any other provisions of this Agreement, if the Participant resides in, or received this offer in Hong Kong, the Participant shall have no rights or entitlement to sell, transfer or otherwise dispose of the Performance Units, except if such sale, transfer or disposal is permitted pursuant to the Plan and specifically consented to by the Committee.

(ii)This Agreement is amended to add the following Section 12 at the end thereof:

“SECTION 12. The contents of this Agreement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this Agreement, you should obtain independent professional advice.”

(iii)The provisions in “Addendum for Australia, Canada, Hong Kong and Singapore” set forth below shall be applicable.

F.    Japan. For a Japanese resident, for so long as Participant resides in Japan and is subject to the laws of Japan:

(i)    In Section 9(e) the sentence “For so long as Participant primarily resides and works in Japan and is subject to the laws of Japan no provision or requirement of this Agreement will be construed or interpreted in a manner contrary to the public policy and mandatory provisions of Japanese law.” shall be added at the end.

G.    Norway. For a Norwegian resident, for so long as Participant resides in Norway and is subject to the laws of Norway:
(i)In Section 5(d), the words “or Solicitation” shall be added, in each instance after the word “Obligation(s)”;

(ii)In Section 5(d)(1), in the first sentence, solely with respect to Solicitation, the phrase “Relevant Period” shall be replaced with “the first anniversary of the Settlement Date”;

(iii)In Section 9(k)(xviii), subsections (D) and (E) shall be deleted and subsection (F) shall be renumbered as subsection (D); and

(iv)In Section 9(k), the following new subsection (xxviii) shall be added:
“(xxiv) ”Solicitation”. For purposes of this Agreement, the Participant has engaged in "Solicitation" if the Participant from the date hereof through the first anniversary of the Settlement Date, directly or indirectly (i) diverts, or attempts to divert, any person, concern or entity from doing business with the Company or its Affiliates or attempts to induce any such person, concern or entity to cease being a customer of the Company or its Affiliates, (ii) solicits the business of the Company or its Affiliates or (iii) influences customers, suppliers and/or other business associates/contract parties of the Company or its Affiliates to limit or terminate their relationship with the Company or its Affiliates. With respect to customers, the preceding sentence only applies to customers which the Participant has had contact with and/or responsibility for during the last 12 months prior to the time of the written statement as mentioned below.

(v)    In Section 5, a new subsection (f) shall be added:

(f) The Company may, upon the request from the Participant and in connection with termination, summary dismissal or other cessation of employment, decide whether and to what extent the Participant’s obligation to refrain from Solicitation shall be invoked. With respect to customers, the procedure in connection with such a decision shall comply with the mandatory provisions of Chapter 14A in the Norwegian Working Environment Act, including the specification of which customers are covered by the Participant’s obligation to refrain from Solicitation in a written statement.”

H.    Singapore. For a Singaporean resident, for so long as the Participant resides in Singapore and is subject to the laws of the Republic of Singapore:

(i)In first sentence of Section 5(d)(1), the phrase “that, in the Committee’s sole and absolute discretion, reflects the seriousness of the breach of the Obligation(s) and/or Misconduct; the maximum amount that the Company may demand from the Participant is” shall be added after the words “an amount” ;

(ii) In Section 5(d)(3), in the third sentence, the words “do not, and are not intended to, constitute actual or liquidated damages” shall be deleted and replaced with “are reasonable.”

(iii) Section 9(e) shall be deleted in its entirety and replaced with the following:

“(e) This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware. The Participant hereby irrevocably consents to the personal jurisdiction of the courts of the Republic of Singapore for the resolution of any disputes arising out of, or relating to, this Agreement.”
(iv) The provisions in “Addendum for Australia, Canada, Hong Kong and Singapore” set forth below shall be applicable.

I.    Sweden. For a Swedish resident, for so long as Participant resides in Sweden and is subject to the laws of Sweden:

(i) A new Section 3(f) shall be included stating “The Participant is entitled to request a written reply as to whether the Company intends to enforce the Obligations in relation to certain specified new employment or business planned by the Participant. The Company shall provide the reply within fourteen (14) days of receiving the request.”

J.    United Kingdom. For a United Kingdom resident, for so long as the Participant resides in the United Kingdom and is subject to the laws of England and Wales or if the Participant is employed under an employment contract which is governed by English law at the time of grant of the Performance Units: (i) in Section 4(b) the phrase “the Obligations set forth in Section 5(d)” shall be deleted and replaced with “the Obligations set forth in Exhibit A II. Countries other than the United States of America: United Kingdom” and (ii) the following terms and provisions shall amend and supersede the applicable terms and provisions of Sections 5(d)(1), (2), and (3); Section 9(e); Section 9(k)(vii); Section 9(k)(x); Section 9(k)(xviii); Section 9(k)(xxii); and Section 9(k)(xxiv) of this Agreement as follows:

1.     TERMINATION OF EMPLOYMENT
    With effect from the earlier of the date of termination of the Participant’s employment or the date that the Participant gives or receives notice of termination of the Participant’s employment for any reason, any unsettled Performance Units shall lapse and be forfeited (except as set out in Section 5(b) of this Agreement and subject to the forfeiture provisions in paragraph 3 below) and the Participant shall have no further rights with respect to any such unsettled Performance Units.

2.     PARTICIPANT OBLIGATIONS

2.1    The Participant covenants with the Company and the Group that the following acts constitute a breach of Participant’s Obligations unless authorized by the Company:

2.1.1.    during the Relevant Period directly or indirectly being employed, engaged or retained by or otherwise concerned or interested in any Competing Business. For this purpose, the Participant is directly or indirectly employed, engaged or retained by or concerned or interested in a Competing Business if:

(a)    the Participant carries it on as principal or agent; or
(b)    the Participant is a partner, director, employee, secondee, consultant or agent in, of or to any person who carries on the Competing Business;
(c)    the Participant has any direct or indirect financial interest (as shareholder, creditor or otherwise) in any person who carries on the Competing Business; and/or
(d)    the Participant is a partner, director, employee, secondee, consultant or agent in, of or to any person who has a direct or indirect financial interest (as shareholder, creditor or otherwise) in any person who carries on the Competing Business, disregarding any financial interest the Participant may have in securities which are listed or dealt in on a recognised investment exchange if the Participant is interested in securities which amount to less than 3% of the issued securities of that class and which, in all circumstances, carry less than 3% of the voting rights (if any) attaching to the issued securities of that class;

2.1.2    during the Relevant Period and whether directly or indirectly, either alone or with or on behalf of any person, firm, company or entity and whether on his or her own account or as principal, partner, shareholder, director, employee, consultant or in any other capacity whatsoever, having any business dealings with any Client or Prospective Client in relation to or for the benefit of a Competing Business;

2.1.3    during the Relevant Period and whether directly or indirectly, either alone or with or on behalf of any person, firm, company or entity and whether on his or her own account or as principal, partner, shareholder, director, employee, consultant or in any other capacity whatsoever, canvassing or soliciting business or custom from or seek to entice away any Client or Prospective Client from the Company or any Group Company in relation to or for the benefit of a Competing Business;

2.1.4    during the Relevant Period, directly or indirectly, soliciting or endeavouring to solicit the employment or engagement of any Key Employee (whether or not such person would thereby breach their contract of employment or engagement);

2.1.5    at any time after the Termination Date representing himself as being in any way connected with (other than as a former employee) or interested in the business of the Company or any Group Company or using any registered names, domain names or trading names the same as or that could reasonably be expected to be confused with any such names used by the Company or any Group Company.

2.1.6     before or after the Termination Date, and except in the proper performance of his or her duties of employment by the Company or any Group Company, directly or indirectly using for his or her own purposes or those of a third party or disclosing to any third party any Confidential Information. The Participant will use his or her best endeavours to prevent any unauthorised use or disclosure of Confidential Information. The obligations contained in this clause 2.1.6 will not apply to any disclosures required by law or to any information or documents which after the Termination Date are in the public domain other than by way of unauthorised disclosure.

2.2    The Participant gives the covenants above to the Company as trustee for itself (and any company forming part of the Group).

2.3    Each Obligation contained in this clause 2 is an entirely separate and independent Obligation, despite the fact that they may be contained in the same phrase, and if any part is found to be unenforceable the remainder will remain valid and enforceable.

2.4    While the Obligation in this clause 2 are considered by the parties to be fair and reasonable in the circumstances, it is agreed that if any such Obligation restriction should be held to be void or ineffective for any reason but would be treated as valid and effective if some part of parts for the Obligation were deleted, the Obligation in question will apply with such deletion as may be necessary to make it valid and effective.

2.5    If, during the Participant’s employment or any period during which these Obligations apply, any person, firm, company or entity offers the Participant any employment, engagement, arrangement or contract which might or would cause him or her to breach any of the Obligations, he or she will notify that person, firm, company or entity of the terms of these Obligations.

2.6    The length of time concerning any Relevant Period concerning the Participant’s activities after the Termination Date imposed pursuant to clauses 2.1.1 to 2.1.4 shall be reduced pro rata by any period of garden leave served by the Participant pursuant to his or her service agreement with the Company or any Group Company.

2.7    If the Compensation Committee determines in its sole and absolute discretion that Participant has breached any of the covenants contained in clauses 2.1.1 to 2.1.6, then any unsettled Performance Units will lapse with immediate effect and the Compensation Committee may exercise its discretion to direct the Participant to return (or, if not repaid, then the Company shall recapture) all amounts paid to the Participant in respect of the Performance Units within the Relevant Period to the Company within 14 days of being notified by the Company of its discovery of the breach.

2.8    In this clause, the following definitions shall apply:

“Client”
means any person, firm, company or other business entity whom or which during the Relevant Business Period:
(a) to whom the Company or any Group Company provided insurance or reinsurance; or
(b) was an insurance intermediary which introduced such insurance or reinsurance business to the Company or any Group Company, and in each case with whom or which during the Relevant Business Period:
i)the Participant (or any person reporting to the Participant) had Material Dealings in relation to Relevant Business; or
ii)about whom or which the Participant has had Confidential Information during the course of his or her employment.

“Competing Business”	means any business which at any time is in or which intends to be in competition with any Relevant Business.

“Confidential Information”
means any and all information which is of a confidential nature or which the Company reasonably regards as being confidential or a trade secret concerning the business, business performance or prospective business, financial information or arrangements, plans or internal affairs of the Company, any Group Company or any of their respective Clients or Prospective Clients including without prejudice to the generality of the foregoing all information, records and materials relating to:
(1)underwriting premiums or quotes, pricing models and formulas, projections, income and receipts, claims records and levels, renewals, proprietary policy wording and terms, underwriting guidelines, reinsurance terms and conditions, profit commissions, agreements, and terms of any agency/broker relationships;
(2)syndicate or other business performance records, loss ratios, projections and forecasts;
(3)price sensitive information and business strategies including acquisition and divestiture plans;
(4)Technical information, including computer programs, reports, interpretations, forecasts, corporate and business plans and accounts, business methods, models, analyses, financial details, projections and targets;
(5)remuneration and personnel details concerning other Company (or Group Company) employees or contractors;
(6)planned products, planned services, marketing surveys, internal templates, training materials, research reports, market share and pricing statistics, budgets, and planned and actual fee levels;
(7)computer passwords, the contents of any databases, tables, know how documents or materials;
(8)commissions, commission charges, pricing policies and all information about research and development and clients’ needs and agreements; and
(9)the Company’s or any Group Company’s Clients’ or Prospective Clients’ names and contact information, nonpublic information about the nature of their business operations, their requirements for services supplied by or through the Company or any Group Company and all confidential aspects of their relationship with the Company or any Group Company including the terms of any agreements with the Company or any Group Company.

“directly or indirectly”	means (without prejudice to the generality of the expression) either alone or jointly with or on behalf of any other person and whether on his or her own account or in partnership with another or others or as the holder of any interest in or as officer, employee or agent of or consultant to any other person.
“Group”	means the Company, its subsidiaries or holding companies from time to time and any subsidiary of any holding company from time to time; and “Group Company” means any company within the Group.

“Key Employee”
means any director or officer of the Company or any Group Company and/or any employee (other than administrative or clerical personnel) of the Company or any Group Company, in each case who, at any time during the Relevant Business Period:
i)was employed by the Company or any Group Company; and
ii)with whom the Participant has had Material Dealings or exercised control or had management responsibility for; and/or
iii)has had access to or has obtained Confidential Information during the Relevant Business Period.

“Material Dealings”	means receiving orders, instructions or enquiries from, contracting or making preparations to contract with, making sales or presenting to or with, tendering for business from, having responsibility with or for, having personal knowledge of or otherwise having significant other contact.
“Obligation”	means any of the activities, individually or in the aggregate, described in subsection 2.1 above.

“Prospective Client”
means any person, firm, company or other business entity who was at any time during the Relevant Business Period:
(a) in negotiations with the Company or any Group Company for the provision of insurance or reinsurance; or
(b) an insurance intermediary who may introduce such insurance or reinsurance business to the Company or any Group Company, and in each case with whom or which during the Relevant Business Period:
i)the Participant (or any person reporting to the Participant) had Material Dealings in relation to Relevant Business; or
ii)about whom or which the Participant has had Confidential Information during the course of Participant’s employment.
Provided that this definition shall not apply to any such person, firm, company or other business entity which has withdrawn from or discontinued such negotiations or discussions, having stated its intention to do so (other than through any unlawful activity by the Participant).

“Relevant Business”	means any class or classes of insurance or reinsurance business which was underwritten in the twelve months immediately prior to the Termination Date by the Company or any Group Company and with which the Participant was directly or indirectly materially concerned or involved or had personal knowledge in the course of Participant’s duties during the Relevant Business Period.
“Relevant Business Period”	means (1) during employment, the twelve month period immediately prior to the action or activity that may be in breach of clauses 2.1.1 to 2.1.4 and (2) after termination of employment, the twelve month period immediately prior to the Termination Date. This defined term shall replace the term “Look Back Period” in the body of this Agreement
“Relevant Period”	means the period beginning on the date of Participant’s commencement of employment with the Company or any Group Company and ending two years following the Settlement Date.
“Termination Date”	means the date on which the Participant’s employment or engagement with the Company terminates for any reason.

3.    CLAWBACK

3.1    If at any time under the terms of this Agreement the Committee becomes aware of any material wrongdoing, negligence or misconduct on the part of the Participant that would have entitled the Company to terminate the Participant's employment with or without notice for Cause, the Compensation Committee shall have the sole and absolute discretion to find breach and (x) if such material wrongdoing, negligence or misconduct occurred prior to the Settlement Date, all Performance Units will lapse with immediate effect or (y) if such material wrongdoing, negligence or misconduct occurred on or after the Settlement Date or occurred prior to the Settlement Date but was not discovered until after the Settlement Date, the Compensation Committee shall have the sole and absolute discretion, to recover from the Participant up to 100% of the amount paid on the Settlement Date to the Participant in respect of the Performance Units (which have been settled within the 2 years prior to such determination by the Committee) to the Company within 14 days of being notified in writing by the Company of its discovery of the material wrongdoing, negligence or misconduct.

3.2    Clause 3.1 is without prejudice to the Company's other remedies under any other agreements with Participant or any other clawback policy that the Company may adopt from time to time as required by applicable laws or the applicable listing rules of any securities exchange or its remedies under other applicable law.

3.3    The Committee may review any Performance Units granted to the Participant under the terms of this Agreement, in light of:
a.there being a significant deterioration in the financial health of the Company, the Group or the business area or team in which the Participant worked;
b.the Participant having caused harm to the reputation of the Company or the Group;
c.the Participant having deliberately misled the Company in relation to the financial performance of the Company, the Group or the business area or team in which he or she worked; and/or
d.the Participant’s actions having amounted to gross misconduct, incompetence or negligence.
Following a review, the Committee may, in its sole discretion, (x) if prior to the Settlement Date, determine that up to 100% of any unsettled Performance Units granted under this Agreement will lapse with immediate effect or, (y) if on or after the Settlement Date, the Company will be entitled in its absolute discretion to recover from the Participant up to 100% of the amount paid to the Participant in respect of the Performance Units granted under this Agreement (which have been settled within the 2 years prior to such determination by the Committee).

3.4    The Participant agrees that any sums owed to the Company or any Group Company under this Agreement including any adjustment, forfeiture or repayment may be deducted from any sums due to the Participant from the Company or any Group Company. For the avoidance of doubt, this is without prejudice to any right the Company or the Group may have at any time to recover any sums from the Participant and the Participant agrees that such sums are recoverable by the Company or any Group Company as a debt.

3.5    In this Clause 3, “Cause” means:
a.any serious negligence or gross misconduct by the Participant in connection with or affecting the business or affairs of the Company or any member of the Group;
b.the Participant being convicted of any arrestable offence other than an offence under road traffic legislation in the UK; or
c.the Participant being convicted of an offence under any statutory enactment or regulation relating to insider dealing or market abuse.

4.     CHOICE OF LAW

4.1    Any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Agreement or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

5.    ARBITRATION
5.1    If at any time any dispute or question shall arise between the parties arising out of or in connection with this Agreement or its or their validity, construction or performance then the same shall be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules, which Rules are deemed to be incorporated by reference into this clause.
The number of arbitrators shall be three.
The seat, or legal place, of arbitration shall be London, England.
The language to be used in the arbitral proceedings shall be English.
The governing law of the contract shall be the substantive law of England and Wales.

K.    Addendum for Australia, Canada, Hong Kong and Singapore. For residents of Australia, Canada, Hong Kong or Singapore, for so long as Participant resides in his or her respective country and is subject to the laws of such country, Sections 9(k)(vii), 9(k)(x), 9(k)(xviii), 9(k)(xxii) and 9(k)(xxiv) shall be deleted and the remaining subsections in Section 9(k) shall be renumbered accordingly.

In Section 5 a new subsection (f) shall be added as follows

(f)    The Participant covenants with the Company and the Group that it shall be a breach of Participant’s Obligations if the Participant, save with the prior written consent of the Committee (in its absolute discretion):

A.    during the Relevant Period, directly or indirectly, is employed, engaged or retained by or otherwise concerned or interested in any Competing Business. For this purpose, the Participant is directly or indirectly employed, engaged or retained by or concerned or interested in a Competing Business if:
(i)    the Participant carries it on as principal or agent; or
(ii)    the Participant is a partner, director, employee, secondee, consultant or agent in, of or to any person who carries on the Competing Business;
(iii)    the Participant has any direct or indirect financial interest (as shareholder, creditor or otherwise) in any person who carries on the Competing Business; and/or
(iv)    the Participant is a partner, director, employee, secondee, consultant or agent in, of or to any person who has a direct or indirect financial interest (as shareholder, creditor or otherwise) in any person who carries on the Competing Business, disregarding any financial interest the Participant may have in securities which are listed or dealt in on a recognised investment exchange if the Participant is interested in securities which amount to less than 3% of the issued securities of that class and which, in all circumstances, carry less than 3% of the voting rights (if any) attaching to the issued securities of that class;

B.    during the Relevant Period and whether directly or indirectly, either alone or with or on behalf of any person, firm, company or entity and whether on his or her own account or as principal, partner, shareholder, director, employee, consultant or in any other capacity whatsoever, having any business dealings with any Client or Prospective Client in relation to or for the benefit of a Competing Business;

C.    during the Relevant Period and whether directly or indirectly, either alone or with or on behalf of any person, firm, company or entity and whether on his or her own account or as principal, partner, shareholder, director, employee, consultant or in any other capacity whatsoever, canvassing or soliciting business or custom from or seeking to entice away any Client or Prospective Client from the Company or any Group Company in relation to or for the benefit of a Competing Business;

D.    during the Relevant Period, directly or indirectly, soliciting or endeavouring to solicit the employment or engagement of any Key Employee (whether or not such person would thereby breach their contract of employment or engagement);

E.    at any time after the Termination Date representing himself or herself as being in any way connected with (other than as a former employee) or interested in the business of the Company or any Group Company or use any registered names, domain names or trading names the same as or that could reasonably be expected to be confused with any such names used by the Company or any Group Company.

F.     before or after the Termination Date and except in the proper performance of his or her duties of employment for the Company or Group Company directly or indirectly using for his or her own purposes or those of a third party or disclosing to any third party any Confidential Information. The Participant will use his or her best endeavours to prevent any unauthorised use or disclosure of Confidential Information. The obligations contained in this subsection F will not apply to any disclosures required by law or to any information or documents which after the Termination Date are in the public domain other than by way of unauthorised disclosure.

The Participant gives the covenants above to the Company as trustee for itself (and any company forming part of the Group).

Each Obligation contained in this Section 5(f) is an entirely separate and independent Obligation, despite the fact that they may be contained in the same phrase, and if any part is found to be unenforceable the remainder will remain valid and enforceable.

While the Obligations in this Section 5(f) are considered by the parties to be fair and reasonable in the circumstances, it is agreed that if any such Obligation should be held to be void or ineffective for any reason but would be treated as valid and effective if some part or parts of the Obligation were deleted, the Obligation in question will apply with such deletion as may be necessary to make it valid and effective.

The Length of period of any Relevant Period concerning the Participant’s activities after the Termination Date imposed pursuant to sub-section A to D of Section 5(f) shall be reduced pro rata by any period of garden leave served by the Participant pursuant to his or her service agreement with the Company or any Group Company.

The determination as to whether the Participant has breached an Obligation shall be made by the Committee in its sole and absolute discretion. The Committee has sole and absolute discretion to determine whether, notwithstanding its determination that Participant has breached an Obligation, repayment (or, if not repaid, then recapture) or forfeiture as provided herein shall not occur. The Committee’s exercise or nonexercise of its discretion with respect to any particular event or occurrence by or with respect to the Participant or any other recipient of restricted stock units shall not in any way reduce or eliminate the authority of the Committee to (i) determine that any event or occurrence by or with respect to the Participant constitutes breaching an Obligation or (ii) determine the related date of breach of an Obligation.

In this Agreement, the following definitions shall apply:

“Client”
means any person, firm, company or other business entity whom or which during the Relevant Business Period:
(a) to whom the Company or any Group Company provided insurance or reinsurance; or
(b) was an insurance intermediary which introduced such insurance or reinsurance business to the Company or any Group Company, and in each case with whom or which during the Relevant Business Period:
i)the Participant (or any person reporting to the Participant) had Material Dealings in relation to Relevant Business; or
ii)about whom or which the Participant has had Confidential Information during the course of his or her employment.

“Competing Business”	means any business which at any time is in or which intends to be in competition with any Relevant Business.

“Confidential Information”
means any and all information which is of a confidential nature or which the Company reasonably regards as being confidential or a trade secret concerning the business, business performance or prospective business, financial information or arrangements, plans or internal affairs of the Company, any Group Company or any of their respective Clients or Prospective Clients including without prejudice to the generality of the foregoing all information, records and materials relating to:
(1)underwriting premiums or quotes, pricing models and formulas, projections, income and receipts, claims records and levels, renewals, proprietary policy wording and terms, underwriting guidelines, reinsurance terms and conditions, and profit commissions, agreements, and terms of any agency/broker relationships;
(2)syndicate or other business performance records, loss ratios, projections and forecasts;
(3)price sensitive information and business strategies including acquisition and divestiture plans;
(4)technical information, including computer programs, reports, interpretations, forecasts, corporate and business plans and accounts, business methods, models, analyses, financial details, projections and targets;
(5)remuneration and personnel details concerning other Company or Group Company employees or contractors;
(6)planned products, planned services, marketing surveys, internal templates, training materials, research reports, market share and pricing statistics, budgets, and planned and actual fee levels;
(7)computer passwords, the contents of any databases, tables, know how documents or materials;
(8)commissions, commission charges, pricing policies and all information about research and development and clients’ needs and agreements; and
(9)the Company’s or any Group Company’s Clients’ or Prospective Clients’ names and contact information, nonpublic information about the nature of their business operations, their requirements for services supplied by or through the Company or any Group Company and all confidential aspects of their relationship with the Company or any Group Company including the terms of any agreements with the Company or any Group Company.

“directly or indirectly”	means (without prejudice to the generality of the expression) either alone or jointly with or on behalf of any other person and whether on his or her own account or in partnership with another or others or as the holder of any interest in or as officer, employee or agent of or consultant to any other person.

“Group”	means the Company, its subsidiaries or holding companies from time to time and any subsidiary of any holding company from time to time; and “Group Company” means any company within the Group.
“Key Employee”
means any director or officer of the Company or any Group Company and/or any employee (other than administrative or clerical personnel) of the Company or any Group Company, in each case who, at any time during the Relevant Business Period:
i)was employed by the Company or any Group Company; and
ii)with whom the Participant has had Material Dealings or exercised control or had management responsibility for; and/or
iii)has had access to or has obtained Confidential Information during the Relevant Business Period.

“Material Dealings”	means receiving orders, instructions or enquiries from, contracting or making preparations to contract with, making sales or presenting to or with, tendering for business from, having responsibility with or for, having personal knowledge of or otherwise having significant other contact.
“Obligation”	means any of the activities, individually or in the aggregate, described in sub-sections A through F of Section 5(f).

“Prospective Client”
means any person, firm, company or other business entity who was at any time during the Relevant Business Period:
(a) in negotiations with the Company or any Group Company for the provision of insurance or reinsurance; or
(b) an insurance intermediary who may introduce such insurance or reinsurance business to the Company or any Group Company, and in each case with whom or which during the Relevant Business Period:
i)the Participant (or any person reporting to the Participant) had Material Dealings in relation to Relevant Business; or
ii)about whom or which the Participant has had Confidential Information during the course of Participant’s employment.
Provided that this definition shall not apply to any such person, firm, company or other business entity which has withdrawn from or discontinued such negotiations or discussions, having stated its intention to do so (other than through any unlawful activity by the Participant).

“Relevant Business”	means any class or classes of insurance or reinsurance business which was underwritten in the twelve months immediately prior to the Termination Date by the Company or any Group Company and with which the Participant was directly or indirectly materially concerned or involved or had personal knowledge in the course of Participant’s duties during the Relevant Period.
“Relevant Business Period”	means (1) during employment, the twelve month period immediately prior to the action or activity that may be in breach of clauses A to D of Section 5(f) and (2) after termination of employment, the twelve month period immediately prior to the Termination Date. The term “Look Back Period” in the main Agreement shall be replaced with the defined term “Relevant Business Period”.
“Termination Date”	means the date on which the Participant’s employment or engagement with the Company terminates for any reason.